EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company included in the Registration Statement (Form S-1) of Metals USA, Inc. for the registration of 10,000,000 shares of Metals USA, Inc.'s common stock.

                                                         Ernst & Young LLP

St. Louis, Missouri
April 16, 1998